JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(f)(1) under the

Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a

statement on Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock of Fairfield Communities,

Inc. beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings.

          IN WITNESS WHEREOF, the undersigned hereby execute this

Joint Filing Agreement as of the ___ day of August, 1995.


                              PHYSICIANS INSURANCE COMPANY OF OHIO


                              By: /s/ James F. Mosier
                                 James F. Mosier,
                                 General Counsel and Secretary


                              AMERICAN PHYSICIANS LIFE INSURANCE COMPANY


                              By: /s/ James F. Mosier
                                 James F. Mosier,
                                 General Counsel and Secretary